EXHIBIT 23.1


             CONSENT OF MITCHELL & TITUS, LLP, INDEPENDENT AUDITORS

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Board of Directors of
Digital Mafia Entertainment, LLC


                  We consent to the inclusion on Form 8-K of our report dated August 23, 1999, with respect to the balance sheets of Digital Mafia Entertainment, LLC as of December 31, 1997, 1998 and June 17, 1999, and the related statements of income and retained earnings and cash flows for each of the years and six month period then ended, which report appears in the report on Form 8-K/A of Digital Mafia Entertainment, filed with the Securities and Exchange Commission on September 3, 1999.




                                                       /s/ MITCHELL & TITUS, LLP
                                                       -------------------------

                                                       Mitchell & Titus, LLP




September 7, 1999